Exhibit 1.1

FORM OF ENGAGEMENT LETTER AND AGREEMENT AMONG CO-MANAGERS

This engagement letter and agreement among co-managers (the “Agreement”) confirms the terms and conditions upon which Masterworks 147, LLC, a Delaware limited liability company with an address at 225 Liberty St., 29th Floor, NY, NY 10281 (the “Client”) engages each of Independent Brokerage Solutions LLC (“IndieBrokers”) and Arete Wealth Management, LLC (“Arete” and, together with IndieBrokers, the “Co-Managers” and each, a “Co-Manager”) to act as Co-Managers for a Tier 2 offering of Class A shares of the Client (the “Securities”) pursuant to Regulation A, as amended, under Title IV of the Jumpstart Our Business Startups Act (“JOBS Act”) in one or more related transactions (the “Offering”) to purchasers, who will subscribe for the securities via the Client’s online investment platform at www.masterworks.com (the “Masterworks Platform”). Compensation to the Co-Managers payable hereunder shall be paid by Masterworks Investor Services, LLC (“Masterworks”), a Delaware limited liability company with an address at 225 Liberty Street, 29th Floor, NY, NY 10281 and an affiliate of the Client. Each of IndieBrokers and Arete is engaged, severally and not jointly, to act as a co-managing underwriter to the Client in connection with the Offering. The Co-Managers together with Client and Masterworks are referred to herein collectively as the “Parties” and each individually, as a “Party.”

Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Scope of Engagement. Client hereby engages each of Arete and IndieBrokers to act as co-managers of the proposed Offering on a “Best Efforts” basis. Therefore, Client understands that there is no guarantee that the Co-Managers will be able to successfully complete the Offering or successfully assist Client in raising capital and neither Co-Manager has any obligation to purchase or sell any Securities. In addition, Client will be solely responsible for the following:

a.	Collection and handling of investor funds in a segregated account maintained at a national banking institution (the Co-Managers will not hold or have control over investor funds or securities);

b.	With respect to potential investors, who inquire through the Masterworks Platform, allocation of potential investors to be solicited by each Co-Manager;

c.	Execution of securities subscriptions and purchases through the Masterworks Platform; and

d.	The issuance of Securities directly to investors in the Offering.

2. Offering Process. In connection with the Offering, each of the Co-Managers will:

a.	Familiarize itself to the extent it deems appropriate with the business, operations, financial condition and prospects of the Client, including the artwork to be beneficially owned by the Client and information relating to the acquisition of the artwork by Client and its affiliates;

b.	Review to its satisfaction the final offering circular filed with the United States Securities and Exchange Commission (“SEC”) pursuant to Rule 253(g) (the “Offering Circular”) and such other documents to be used by such Co-Manager (the “Offering Materials”) in connection with the offering of the Securities; and

c.	Review to its satisfaction the active and planned operational practices and procedures of the Client in the conduct of the Offering and assist the Client to meet certain applicable rules and regulations promulgated by, and guidance issued by, the SEC and Financial Industry Regulatory Authority, Inc. (“FINRA”).

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If each of the Co-Managers is satisfied with the results of its due diligence of Client, each Co-Manager Adviser will then be authorized to:

a.	Identify and contact possible high net-worth, ultra-high net-worth, and institutional investors, which might have an interest in receiving the Offering Materials and evaluating participation in the Offering;

b.	Engage in conversations with potential investors that express an interest in learning more about the Offering (and similar transactions) via the Masterworks Platform and were directed to the Co-Manager by the Masterworks Platform, which is controlled by an affiliate of the Client;

c.	Use the Offering Circular (and any other Offering Materials approved by the Client and such Co-Manager) for solicitation purposes, which the Client will distribute via the Masterworks Platform to each potential investor concurrently with or in advance of any oral communication by a registered representative with such potential investor;

d.	Attend meetings with Client and potential investors, and assist the Client in responding to due diligence requests from potential investors;

e.	Ensure to its satisfaction that Anti-Money Laundering (“AML”) procedures are implemented for all potential investors in the Offering;

f.	Ensure to its satisfaction that suitability assessments are conducted for all potential investors with which such Co-Manager has any communications; and

g.	Generally assist the Client in its sale of securities to those potential investors accepted by Client in the Offering.

3. Compensation.

a.	Incentive Compensation. For the services to be rendered hereunder by each of the Co-Managers, Masterworks has agreed to compensate each of the Co-Managers with a variable sales commission and finder’s fee which, in the aggregate, will not exceed 3.0% of the total dollar amount of equity capital raised pursuant to the Offering (the “Sales Commission”).

b.	Fixed Compensation. Each of the Co-Managers will receive certain additional fixed compensation pursuant to separate agreements with Masterworks, which is not tied specifically to this Offering or to any other specific offering, but a portion of which is deemed to be underwriting compensation for this Offering. Such additional fixed compensation relates to (i) a monthly retainer for administrative support services and (ii) fixed compensation payments to representatives of each Co-Manager. $19,584 is a reasonable estimate of costs and expenses referenced in clauses (i) and (ii) above that are appropriately allocated to this Offering.

c.	Expense Reimbursement. Masterworks has separately agreed that it will pay directly or reimburse each of the Co-Managers for all accountable expenses incurred by them, respectively, relating to the Offering, including, but not limited to, printing, road show, travel, virtual data room, legal fees incurred associated with the Offering, filing documents with FINRA (e.g. 5110 forms, filing fees, state registration fees, etc.). Such reimbursements shall be capped at 0.30% of the aggregate gross offering proceeds from the Offering, excluding any FINRA filing fees.

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d.	Underwriting Compensation Determination and Cap. The maximum amounts set forth in clauses (a) and (c) above are considered underwriting compensation pursuant to FINRA Rule 5110. A portion of the amounts payable by Masterworks pursuant to clause (b) above along with any amounts paid or payable by Masterworks or Client or any of their respective affiliates to ((or benefits paid in respect of) any related person of the Co-Managers is generally deemed to be underwriting compensation. Any such amounts shall be allocated to the Offering and other related offerings in a manner deemed to be reasonable and appropriate by each of the Co-Managers, consistent with FINRA rules and regulations to determine underwriting compensation relating to the Offering. To the extent such allocation would be determined to result in maximum underwriting compensation being equal to or in excess of 10% of the aggregate gross offering proceeds, the Parties will adjust the provisions of this Agreement or the Client will adjust the terms of employment of persons affiliated with either of the Co-Managers in such manner as is reasonable and necessary to ensure that aggregate underwriting compensation does not equal or exceed 10% of the aggregate gross offering proceeds. The total amount of all items of compensation from any source payable to underwriters, broker-dealers, or affiliates thereof will not exceed ten percent (10%) of the gross proceeds of the offering.

e.	Timing of Payments. All of the forgoing costs and fees referenced in this Section 3 shall become due and payable by Masterworks, and not by Client, contemporaneously with (or promptly following) the closing of the Offering. Accordingly, all of the capital raised in the Offering will be applied to the purpose of the Client as set forth in the Offering Circular.

f.	Information. Client shall provide the Co-Managers with such data and information (in reasonable detail) from time to time as either Co-Manager may reasonably request to calculate and verify payments made and required to be made under Paragraph (3) by Masterworks.

4. Certain Covenants, Representations and Warranties of Client. In connection with the Co-Managers’ activities hereunder, Client hereby represents, warrants, covenants, and agrees, as applicable, to each Co-Manager:

a.	Client is duly organized and validly exists as a limited liability company in good standing under the laws of the state of Delaware, has all requisite power and authority to enter into this Agreement, and has all requisite power and authority to conduct its business as described in the Offering Circular.

b.	No consent, approval, authorization, or other order of any governmental authority is required in connection with the execution or delivery by the Client of this Agreement or the issuance and sale by the Client of the Securities, except such as may be required under the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws.

c.	No defaults exist in the due performance or observance of any material obligation, term, covenant, or condition of any agreement or instrument to which the Client is a party or by which it is bound.

d.	At the time of the issuance of the Securities, the Securities will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and non-assessable and will conform to the description in the Offering Circular.

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e.	Subject to the performance of the Client’s obligations hereunder, the holders of the Securities will have the rights described in the Offering Circular and associated transaction documents.

f.	This Agreement, when executed by the Client, will have been duly authorized and will be a valid and binding agreement of the Client, enforceable in accordance with its terms.

g.	Client will cooperate with each Co-Manager and provide it reasonable access to the officers, directors, employees, and advisers of Client and Masterworks, and furnish each Co-Manager all information and data regarding the business and financial condition of Client and Masterworks that any Co-Manager deems appropriate for purposes of the Offering (the “Information”).

h.	As of each date of any offer of the Securities and each date of any closing of the Offering, the Offering Materials will be complete and correct in all material respects and, except for those statements for which written supplemental corrections or additions have been made or given to the investors participating in such closing, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

i.	Client will allocate Securities to investors and take all steps reasonably necessary to ensure that the Offering is not over-allotted.

j.	Client agrees to confirm all orders for purchase of Securities that are accepted by the Client and provide evidence of such confirmation to the Co-Managers.

k.	Client will take reasonable steps to ensure that no officer, director, employee, or affiliate of the Client (except as otherwise described in the Offering Circular) buys or acquires any Securities in connection with the Offering.

l.	Any projected or estimated financial information or other forward-looking information relating to issuer or administrator metrics and not the future performance of the securities offered, which the Client in the Offering Materials or otherwise provides to any Co-Manager will be made by Client in good faith, based on management’s best estimates at the time and based on facts and assumptions, which management believes are reasonable. A full management’s discussion of the underlying assumptions and risks relating to achieving such projections will accompany all such projections or estimates.

m.	Client acknowledges and agrees that each Co-Manager, in rendering its services hereunder: (i) will be using and relying on the Information provided by Client (as well as information available from affiliates of Client and public sources and other sources deemed reliable by Co-Manager) (ii) is authorized to transmit to any potential investor the Offering Materials and forms of subscription agreements and any other legal documentation supplied to the Co-Manager for transmission to any potential investor by or on behalf of the Client in connection with the Offering; and (iii) does not and will not assume responsibility for the accuracy or completeness of the Offering Materials or any Information or other Information regarding the Client. Each Co-Manager reserves the right to investigate and independently verify the Client’s representations and claims.

n.	Client will be solely responsible for the contents of the Offering Materials (as amended and supplemented and including any information incorporated therein by reference).

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o.	If at any time prior to the completion of the offer and sale of the Securities an event occurs or circumstance exists and the Offering Materials (as then amended and supplemented) include any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, Client will promptly notify each Co-Manager of such event and each Co-Manager will suspend solicitations of prospective purchasers of the Securities until such time as Client shall prepare (and Client agrees that, if it shall have notified each Co-Manager to suspend solicitations after Client has accepted orders from prospective purchasers, it will promptly prepare) a supplement or amendment to the Offering Circular, which corrects such statement(s) or omission(s).

p.	Client shall not make any written or oral representations or statements to investors that contradict or are inconsistent with the statements made in the Offering Circular, as amended or supplemented.

q.	Any advice rendered or material provided by a Co-Manager during the term of this Agreement or during the Offering process was and is intended solely for the benefit and confidential use of the Client and will not be reproduced, summarized, described, referred to, or given to any other person or entity for any purpose without the Co-Manager’s prior written consent. Each Co-Manager is an independent contractor and is being retained solely to assist Client in its efforts to effect the Offering.

r.	Client understands and agrees that neither Co-Manager is or will be construed as a fiduciary of the Client and will have no duties or liabilities to the equity holders or creditors of the Client or to any other person or entity by virtue of this Agreement, other than fiduciary duties imposed under applicable law, rules, or regulations in connection with the arrangements contemplated hereby, and to the fullest extent permitted under applicable law, rules, or regulations, Client hereby expressly waives all of such duties and liabilities.

s.	Client understands and agrees that neither Co-Manager will provide legal, accounting, and/or tax advice and Client agrees to retain its own counsel concerning any necessary legal, accounting, and tax matters; and nothing contained herein shall be construed to obligate a Co-Manager to purchase, as principal, any of the securities offered in the Offering.

t.	There are no brokers, representatives, or other persons (other than persons associated with the Co-Managers), which have an interest in compensation due to either Co-Manager from any transaction contemplated herein.

u.	The Offering of the Securities shall be at the price and upon the terms and conditions set forth in the Offering Circular and the exhibits and appendices thereto and any amendments or supplements thereto.

v.	Client will comply with all requirements imposed upon it by of Regulation A, the regulations and rules thereunder, and applicable federal and state securities laws; and Client has not taken, and agrees that it will not take, any action, directly or indirectly, so as to cause the Offering to fail to be entitled to the exemption from registration afforded by Regulation A of Section 401 of the JOBS Act Section 3(b), as amended.

w.	In effecting the Offering, Client agrees to comply in all material respects with applicable provisions of the Securities Act and any rules and regulations thereunder and any applicable state laws and requirements, as well as any federal, state, or foreign judicial decisions or opinions related thereto.

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x.	Client will not solicit investors unless such solicitation complies in all material respects with the requirements of applicable federal securities laws, including Rule 255 under the Securities Act, and will not make any sale of the Securities until the Offering Statement with respect to the Offering is qualified by the SEC, and Client covenants and agrees that the Offering does not and shall not violate any federal, state, local, foreign or other laws, rules, regulations or interpretations, including those rules, regulations and interpretations of the SEC, IRS, FINRA and any other self-regulatory organization or domestic or foreign governmental agency or entity.

y.	Client will provide copies to Co-Manager of any current or previous filings with the SEC in the preceding twelve (12) months.

z.	Client will collect and maintain investor funds in a segregated account and will treat investor funds and use the proceeds in a manner consistent with the description in the Offering Circular.

aa.	Client will take such action as is necessary to qualify the Securities for offer and sale under the securities laws of such states and other jurisdictions of the United States (including but not limited to federal securities laws).

bb.	Client agrees (i) that any subscription or other similar agreement pursuant to which Securities are sold shall be in form and substance reasonably satisfactory to each of the Co-Managers and its counsel, shall comply with all applicable federal and state laws, rules and regulations and such other terms and conditions as are customary for exempt transactions of securities pursuant to Regulation A, and (ii) to provide a copy of such executed document to each Co-Manager promptly following the execution and delivery thereof by an investor. The Client agrees that any representations and warranties made by it to any investor in the Offering shall be deemed also to be made to the Co-Managers for their benefit.

5. Bad Actor Representations and Covenants of Client. As of the date of this Agreement, the date of qualification of the Offering Circular, and at the time of any sale of the Securities (collectively, the “Applicable Date”) the Client hereby represents and warrants to each of the Co-Managers that as of the Applicable Date, none of the Client; any predecessor of the Client; any affiliated issuer; any director, executive officer, other officer participating in the Offering, manager of the Client; any beneficial owner of 20% or more of the Client’s outstanding voting equity securities, calculated on the basis of voting power; any promoter connected with the Client in any capacity at the time of filing, any offer after qualification, or such sale; any investment manager of the Client, any person that will be paid remuneration for solicitation of investors in connection with such sale of Securities; any general partner or managing member of any such investment manager or solicitor; or any manager, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor:

a.	Has been convicted, within ten (10) years of any Applicable Date (or five years, in the case of issuers, their predecessors and affiliated issuers) of any felony or misdemeanor that was:

i.	In connection with the purchase or sale of any security;
ii.	Involving or making of any false filing with the SEC; or
iii.	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities.

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b.	Is subject to any order, judgment, or decree of any court of competent jurisdiction, entered within five (5) years before any Applicable Date, that, as of such Applicable Date, restrains or enjoins such person from engaging or continuing in any conduct or practice:

i.	In connection with the purchase or sale of any security;
ii.	Involving the making of any false filing with the SEC; or
iii.	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities.

c.	Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission, or the National Credit Union Administration that:

i.	as of any Applicable Date, bars the person from:

1.	Association with an entity regulated by such commission, authority, agency, or officer;
2.	Engaging in the business of securities, insurance, or banking; or
3.	Engaging in savings association or credit union activities.

ii.	Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten (10) years before any Applicable Date.

d.	Is subject to an order of the SEC pursuant to Section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or Section 203(e) or (f) of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) that, as of any Applicable Date:

i.	Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer, or investment adviser;
ii.	Places limitations on the activities, functions or operations of such person; or
iii.	Bars such person from being associated with any entity or from participating in the offering of any penny stock.

e.	Is subject to any order of the SEC entered within five (5) years before any Applicable Date, that, as of such Applicable Date, orders the person to cease and desist from committing or causing a violation or future violation of:

i.	Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and 17 CFR 240.10b-5, Section 15(c)(1) of the Exchange Act, and Section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or
ii.	Section 5 of the Securities Act.

f.	Is suspended or expelled from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

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g.	Has filed (as a registrant or issuer), or was named as an underwriter in, any registration statement or Offering statement filed with the SEC that, within five (5) years of any Applicable Date, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or, is, as of any Applicable Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

h.	Is subject to a United States Postal Service false representation order entered within five (5) years before any Applicable Date, or is, as of any Applicable Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

The Client agrees to immediately notify each Co-Manager if there is any event or potential event concerning any person described in Rule 262 of Regulation A whereby such person becomes, or is likely to become, a “Bad Actor” prior to the final closing of the Offering. The representations and warranties made in this Section are made as of the effective date of this Agreement and shall be continuing representations and warranties throughout the term of the Offering Period. In the event that any of these representations or warranties becomes untrue, the Client will immediately notify the Co-Managers in writing of the fact which makes the representation or warranty untrue.

6. Indemnification of each Co-Manager by Client. Subject to the conditions set forth below, the Client, with respect to the Offering, agrees to indemnify and hold harmless each Co-Manager and its respective owners, managers, members, partners, directors, officers, employees, agents, attorneys, and accountants (collectively the “Co-Manager Parties” and each a “Co-Manager Party”), against any and all loss, liability, claim, damage and expense whatsoever suffered by such Co-Manager (“Loss”) to the maximum extent permitted by applicable laws, rules, and regulations, arising out of or based upon:

a.	Any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular (as amended and supplemented from time to time) or in any application or other document filed in any jurisdiction in order to qualify the Securities under, or exempt the Offering of the Securities from, the registration or qualification requirements of the securities laws thereof;

b.	The omission or alleged omission from the Offering Circular (as amended and supplemented from time to time) of a material fact required to be stated therein or necessary to make the statements therein not misleading;

c.	The failure of the Client to comply with any provisions of federal and state securities law, rules, and regulations, including Regulation A;

d.	Any verbal or written representations made in connection with the Offering by the Client, its officers, mangers, agents, employees, affiliates or any of such affiliate’s officers, managers, agents or employees in violation of federal and or state securities law, rules, and regulations, including Regulation A; or

e.	The breach by the Client of any term, condition, representation, warranty, or covenant in this Agreement.

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If any action is brought against any of the Co-Manager Parties in respect of which indemnity may be sought hereunder, the Co-Manager Parties shall promptly notify in writing the party or parties against whom indemnification is to be sought of the institution of such action, and the Client shall assume the defense of such action. The affected Co-Manager Party shall have the right to employ one firm to act as its counsel in any such case. The reasonable fees and expenses of such counsel shall be at the Client’s expense and authorized in writing by the Client. The Client agrees to promptly notify the Co-Managers of the commencement of any litigation or proceedings against the Client or any of its respective officers, directors, members, managers, partners, employees, attorneys, accountants, or agents in connection with the Offering or in connection with the Offering Circular. The indemnity provided to the Co-Manager Parties pursuant to this Section shall not apply to the extent that any loss arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Client by the Co-Manager seeking indemnity hereunder (or any of the Co-Manager Parties of such Co-Manager) specifically for use in the preparation of the Offering Circular (or any amendment or supplement thereto) or any sales literature, (ii) the failure to qualify the offer and sale of Securities for an exemption from registration under the Securities Act and applicable state securities laws, rules or regulations caused by an action or omission of the Co-Manager seeking indemnity (or any of the Co-Manager Parties of such Co-Manager), (iii) the offer or sale by a Co-Manager of a Security to a person who fails to meet the standards regarding suitability under any applicable federal and state laws, rules, and regulations or FINRA rules (unless such failure results from false or misleading information provided to such Co-Manager) or (iv) the breach by the Co-Manager seeking indemnity of its representations, warranties, or obligations hereunder.

7. Cross Indemnification of Co-Managers. Each Co-Manager hereby agrees to indemnify and hold harmless the other Co-Manager and the Co-Manager Parties of the other Co-Manager from and against any Loss (including, without limitation, counsel’s fees and expenses, and the costs of investigation and preparation for and any other costs associated with any action, proceeding, investigation, or inquiry in which the Co-Manager or its Co-Manager Parties may be involved in any capacity) incurred by the Co-Manager or any of its Co-Manager Parties in connection with or as a result of any matter referred to in this Agreement or arising out of any matter contemplated by this Agreement if and to the extent that such Loss arose out of the actions or failure to act of the other Co-Manager or any of its Co-Manager Parties. The foregoing indemnification shall be in addition to any rights that any indemnified party may have at common law or otherwise.

8. Indemnification of Client by Each Co-Manager. Subject to the conditions set forth below, each Co-Manager agrees, severally, and not jointly, to indemnify and hold harmless the Client and its affiliates and their respective general partners, stockholders, partners, directors, officers, managers, employees, members and agents, each controlling person and each of their respective attorneys and accountants (“Client Parties”), against any and all Loss to the maximum extent permitted by applicable laws, rules, and regulations, arising out of or based upon:

a.	Any oral or written representations made in connection with the Offering by the Co-Manager or Co-Manager Parties (other than by the Client, its officers, managers, agents, employees, affiliates or any such affiliate’s officers, managers, agents, or employees) or affiliates in violation of the Securities Act, the Exchange Act, the rules and regulations thereunder, applicable requirements and rules of FINRA, or any applicable federal or state securities laws and regulations;

b.	The Co-Manager’s or such Co-Manager’s Co-Manager Parties’ failure to comply with any of the applicable provisions of the Securities Act, the Exchange Act, the rules and regulations thereunder, applicable requirements and rules of FINRA, or any applicable federal or state securities laws and regulations, other than any failure to comply, which directly results from acts or omissions of the Client;

c.	The breach by the Co-Manager of any term, condition, representation, warranty, or covenant in this Agreement.

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If any action is brought against any of the Client Parties in respect of which indemnity may be sought hereunder, the Client Party shall promptly notify the Co-Manager or Co-Managers, as applicable, in writing of the institution of such action, and the relevant Co-Manager or Co-Managers (i.e. the Co-Manager(s) whose actions or failure to act are alleged to have caused the loss) shall assume the defense of such action. The Client Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at the relevant Co-Manager’s expense, provided that such Co-Manager will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.

Each Co-Manager agrees to promptly notify the Client of the commencement of any litigation or proceedings against such Co-Manager or any of the Co-Manager’s Co-Manager Parties in connection with the Offering of the Securities or in connection with the Offering Circular.

The indemnity provided to the Client pursuant to this Agreement shall not apply to the extent that any loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Client or any Client Parties or any omission or alleged omission of a material fact required to be disclosed by the Client or any of its Client Parties.

9. Covenants, Representations and Warranties of each Co-Manager. Each Co-Manager severally and not jointly, hereby represents, warrants, and covenants to Client and the other Co-Manager that:

a.	It is duly organized and validly exists as a limited liability company in good standing under the laws of its state of domicile and has all requisite power and authority to enter into this Agreement;

b.	When this Agreement is executed by Co-Manager and the other Parties hereto, it will have been duly authorized and will be a valid and binding agreement of the Co-Manager, enforceable in accordance with its terms (except as enforcement may be limited pursuant to applicable law and general equitable principles);

c.	It has and will maintain all registrations and memberships required to perform its obligations and services hereunder in accordance with applicable law and applicable FINRA rules;

d.	It is in compliance and will comply with all applicable laws, rules, and regulations regarding its provision of services hereunder;

e.	It and its employees, officers, or other agents shall make no representations to any prospective investor other than those contained in the Offering Circular and will not allow any other written materials to be used to describe the potential investment to prospective investors other than the Offering Circular or supplemental sales literature furnished to the Co-Manager by the Client;

f.	It will immediately bring to the attention of the Client any circumstance or fact which causes it to believe the Offering Circular, any other literature distributed pursuant to the Offering, or any information supplied by prospective investors in their subscription materials, may be inaccurate or misleading;

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g.	It will comply in all respects with the subscription procedures and plan of distribution set forth in the Offering Circular;

h.	It will not accept any investor funds;

i.	It has not and will not knowingly take any action, directly or indirectly that would cause the Offering to violate the provisions of the Securities Act, the Securities Exchange Act, Title IV of the JOBS Act, the respective rules and regulations promulgated thereunder or applicable “blue sky” laws of any state or jurisdiction; and it will, insofar as is under its control, conduct the Offering in a manner prescribed by Title IV of the JOBS Act and Regulation A;

j.	It is a member in good standing of FINRA and is a broker-dealer registered as such under the Securities Exchange Act and under the securities laws of the states in which the Securities will be offered or sold by it unless an exemption for such state registration is available;

k.	The consummation of the transactions contemplated herein and those contemplated by the Offering Circular will not result in a breach or violation of any order, rule, or regulation directed to the Co-Manager by any court, any federal or state regulatory body, FINRA, or any administrative agency having jurisdiction over the Co-Manager or its affiliates;

l.	This Agreement, or any supplement or amendment hereto, may be filed with the SEC or FINRA, if such filing should be required, and may be filed with and may be subject to the approval of applicable federal and applicable state securities regulatory agencies, if required;

m.	It has established and implemented anti-money laundering compliance programs, in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act and Section 326 of the Patriot Act of 2001, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of Securities;

n.	All actions by it and its respective agents, members, employees, and affiliates shall conform to (i) requirements applicable to broker dealers under federal and state securities laws, rules, and regulations, and (ii) applicable requirements and rules of FINRA;

o.	It will promptly furnish Client and the other Co-Manager with copies of any regulatory filings with FINRA, the SEC, or other regulatory authorities and any responses or other communications with regulatory authorities that relate to the transactions and matters contemplated by this Agreement, provided, however, no Co-Manager shall be required to share or disclose any communication to the extent such Co-Manager reasonably determines that sharing such communication would violate applicable laws, rules or regulations; and

p.	It has not taken and will not knowingly take any action, directly or indirectly, that may cause the Offering to fail to be entitled to exemption from registration under United States federal securities laws, or applicable state securities or “blue sky” laws, or the applicable laws of the foreign countries in which the securities may be offered or sold by it.

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10. Bad Actor Representations and Covenants of Each Co-Manager. Each Co-Manager represents and warrants as to itself that neither such Co-Manager nor any of its executive officers, directors, general partners, managing members, or officers involved in the Offering, registered representatives acting on behalf of the Co-Manager or persons who own 20.0% or more of the Co-Manager or any person receiving any direct or indirect compensation from the Co-Manager with respect to the Offering is a person described as a “Bad Actor” in Rule 262 of Regulation A and each Co-Manager agrees to notify Client and the other Co-Manager immediately if there is any event or potential event concerning any person described in Rule 262 of Regulation A whereby such person becomes, or is likely to become, a “Bad Actor” during the Offering Period. The representations and warranties made in this Section are made as of the effective date of this Agreement and shall be continuing representations and warranties throughout the term of the Offering Period. In the event that any of these representations or warranties becomes untrue with respect to either Co-Manager, such Co-Manager will immediately notify the Client and the other Co-Manager in writing of the fact which makes the representation or warranty untrue.

11. Term; Termination; Survival of Provisions. The term of this Agreement shall commence on the date hereof and shall continue, unless earlier terminated pursuant to the provisions of this section, for twelve (12) months, automatically renewed thereafter for monthly periods unless either Party informs the other in writing thirty (30) days prior to the end of the current term of its intent to terminate this Agreement. This Agreement may be terminated prior to the end of the current term, by mutual written consent of the Parties hereto, or:

a.	by any Party, upon thirty (30) days’ prior written notice; and

b.	by either Co-Manager (with respect to such Co-Manager, but not to the other Co-Manager) in the event that Client fails to pay any amount due hereunder within thirty (30) days of that due date or otherwise breaches its obligations to such Co-Manager.

Termination of this Agreement will not affect either Co-Manager’s right to receive continuing compensation with respect to investments made prior to such termination. It is understood and agreed that the provisions of this Agreement relating to the payment of fees and expenses, confidentiality, and indemnification shall survive any termination of this Agreement.

12. Confidential Information. The Parties agree to protect Customer Information (as defined below) and so as to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the Parties include the confidentiality and non-disclosure obligations set forth herein. “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a Party receives from the other Party. Customer Information shall include, but not be limited to, name, address, telephone number, social security number, health information, and personal financial information (which may include a Masterworks user account number).

a.	The Parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information that one Party receives from another Party is received with limitations on its use and disclosure.

b.	The Parties agree that they are prohibited from using the Customer Information received from another Party other than (i) as required by law, regulation or rule, or (ii) to carry out the purposes for which one party discloses Customer Information to another Party pursuant to the Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

c.	The Parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control that are no less rigorous than those maintained by a Party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the Party responsible for the disclosure will immediately notify the other Parties.

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d.	Each Co-Manager acknowledges and agrees that all Customer Information is proprietary information of the Client and cannot be used for any purpose other than the Offering contemplated hereby, provided, however, each Co-Manager may maintain Customer Information for the purposes of satisfying its record-keeping obligations, may share Customer Information with its agents, attorneys, insurers, accountants, and affiliates, who need to know such information and are made aware of the confidential nature of such Customer Information and such Customer Information may be shared without restriction with any regulatory agency including, without limitation, the SEC, FINRA, and any state securities regulatory body with jurisdiction over the Co-Manager.

13. No Partnership. None of the terms set forth in this Agreement will be construed as creating a partnership, joint venture, agency, master-servant, employment, trust, or any other relationship (other than a contractual relationship) between or among the Co-Managers.

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Parties hereto and their respective successors, legal representatives, and assigns. Notwithstanding anything contained herein to the contrary, a Party may not assign this Agreement without the prior written consent of the other Party.

15. Interpretation and Enforcement; Governing Law. This Agreement and its interpretation and enforcement shall be governed by the laws of the State of New York applicable to contracts to be performed entirely within this state and without regard to its principles of conflicts of law. If any provision of this Agreement is deemed by an authority of competent jurisdiction to be unenforceable or contrary to applicable law, such provision shall be enforced to the maximum extent permitted by law to effect the Parties’ intentions hereunder, and the remainder of this Agreement shall continue in full force and effect. Neither the failure to insist upon strict compliance with Agreement nor any course of conduct, including without limitation failure on any Party’s part to exercise or delay in exercising any rights, shall constitute a waiver by such Party of any of its rights hereunder. No single or partial exercise by any Party of any right shall preclude any other or future exercise by any Party of any such right or the exercises by such Party of any other single or partial right. Any waiver by any party must be in writing and signed by such Party and shall be effective only for the purpose and in the specific instance for which it is given.

16. Arbitration. The Parties agree that any dispute relating to or arising out of this Agreement or the interpretation or performance of this Agreement shall be submitted to arbitration in New York, New York under the auspices of FINRA Dispute Resolution, Inc., in accordance with the rules of FINRA with respect to arbitration of disputes between FINRA members and their clients. Each Party will be responsible for its respective costs of any such arbitration, including forum fees and fees and expenses of legal counsel. In addition, any investor in the Offering asserting any claim against a representative of either Co-Manager shall have such claim submitted to FINRA Dispute Resolution, Inc., in accordance with the rules of FINRA with respect to arbitration of disputes between FINRA members and clients.

THE PARTIES ACKNOWLEDGE THAT: BY CONSENTING TO ARBITRATION THE PARTIES ARE WAIVING ANY RIGHT TO TRIAL BY A JURY. DISCOVERY IN ARBITRATIONS MAY BE MORE LIMITED THAN IN COURT PROCEEDINGS. ARBITRATORS ARE NOT NECESSARILY BOUND BY RULES OF LAW IN MAKING AWARDS, AND ARE NOT NECESSARILY REQUIRED TO ISSUE A REASONED OPINION IN SUPPORT OF THEIR AWARDS. THERE IS ONLY A LIMITED RIGHT TO APPEAL FROM AN ADVERSE DECISION BY AN ARBITRATION PANEL.

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17. Counterparts. For the convenience of the Parties, this Agreement may be executed in any number of counterparts by facsimile transmission or electronic .pdf form, each of which shall be, and shall be deemed to be, an original instrument, but all of which taken together shall constitute one and the same agreement.

18. Entire Agreement; Amendments. This Agreement effective as of the Effective Date embodies the entire agreement between the Parties with respect to the subject matter hereof, supersedes all prior agreements and understandings, oral or written, and may not be amended, supplemented, or modified absent a written instrument signed by the Parties hereto.

19. Notices. Unless otherwise specified in this Agreement, all communications under this Agreement will be given in writing, sent by hand delivery, overnight courier, or registered mail to the address set forth below the signature of each Party or to such other address as such Party will have specified in writing to the other Parties hereto, and will be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch. Under no circumstances will communication or notification via email be deemed proper notice under this Agreement.

20. Third Party Rights; Limited Duties; No Recourse to owners of either Co-Manager. Nothing in this Agreement shall be construed to confer upon any third party a right of action under this Agreement or any other right whatsoever. Neither Co-Manager owes a duty, fiduciary or otherwise, to any officer, director, owner, partner, investor, shareholder or member of, or auditor, attorney or adviser to, the Client, even if advised that any of them may be (i) relying on any written or oral advice or recommendation made by the Co-Manager or any of its affiliates (or any of their respective employees or agents), or (ii) receiving any report or advice prepared by a Co-Manager or any of its affiliates. Neither Co-Manager owes a duty or obligation, fiduciary or otherwise, to the Client, other than the express contractual obligations set forth in this Agreement. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney or representative of either Co-Manager or any of their respective affiliates shall have any liability (whether in contract or in tort) for any obligations or liabilities of the Co-Manager arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transaction contemplated hereby, including, without limitation, any alleged non-disclosure or misrepresentations made by any such persons or entities.

[EXECUTION PAGE TO FOLLOW]

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In witness whereof, the parties have executed this Agreement below intending to be legally bound by the terms and provisions hereof as of this ____ the day of ____________ , 20__

INDEPENDENT BROKERAGE SOLUTIONS, LLC

By:

Name:	Bryon H. Lyons
Title:	CEO

ARETE WEALTH MANAGEMENT, LLC

Name:
Title

MASTERWORKS INVESTOR SERVICES, LLC

Name:	Josh Goldstein
Title:	General Counsel

MASTERWORKS 147, LLC

Name:	Josh Goldstein
Title:	General Counsel

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